EXHIBIT 21


                         PRINCIPAL SUBSIDIARIES


                                                Jurisdiction in Which
       Name of Subsidiary                     Organized or Incorporated
       ------------------                     -------------------------

Hertel Cutting Technologies Inc.                Tennessee, United States
Kennametal Australia Pty. Ltd.                  Australia
Kennametal Foreign Sales Corporation            Barbados
Kennametal Hertel AG                            Germany
Kennametal Ltd.                                 Ontario, Canada
Kennametal GTS Pte. Ltd.                        Singapore
J&L America Inc.                                Michigan, United States
Kennametal Hertel G.m.b.H.                      Germany